                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                    ---------------------------------------

     This Release, entered into and delivered by Weeks Corporation, a Georgia corporation, and its affiliated and related companies listed in Attachment I (all of the foregoing are hereinafter collectively referred to as "Releasees"), on the one hand, and Harold S. Lichtin, a North Carolina resident (hereinafter referred to as "Employee"), on the other hand, as of December 30, 1997, effective as of October 1, 1997.

                             W I T N E S S E T H:
                             -------------------

     For and in consideration of the covenants and agreements set forth in this Release and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Release agree as follows:


COVENANTS OF RELEASEES:
----------------------

     1.  Consulting Agreement.   Releasees agree to execute and enter into a
         --------------------
consulting agreement with Employee on such terms and conditions as are set forth in the Consulting Agreement (the "Consulting Agreement") attached hereto as Exhibit A.
---------

     2.  Stock Options.  Releasees agree that the options granted to Employee as
         -------------
of December 31, 1996, to purchase 40,000 shares of Weeks Corporation common stock shall remain fully vested and exercisable for so long as Employee continues to serve as a member of the Board of Directors of Weeks Corporation and shall be governed by such terms and conditions as are set forth in the Amended and Restated Option Certificate attached hereto as Exhibit B.
                                                           ---------

     3.  References and Announcements. The parties agree that neither party
         ----------------------------
shall defame, disparage, or malign the other. The parties agree to direct all requests for references concerning Employee to Mr. A. Ray Weeks, Jr.

     4.  Non-Employee Director Compensation.  Releasees agree that if Employee
         ----------------------------------
shall cease to be engaged by Weeks Corporation pursuant to the Consulting Agreement and Employee is still a member of the Board of Directors of Weeks Corporation, Employee shall be entitled to continue to receive the same compensation which is made available to other non-employee directors of Weeks Corporation during the remainder of his service on the Board of Directors of Weeks Corporation.

     5.  Release and Covenant Not to Assert Claims.  Releasees for themselves,
         -----------------------------------------
their subsidiaries, affiliates, successors in interest and assigns do hereby unconditionally, absolutely and irrevocably waive, release and forever discharge and covenant not to sue (or request arbitration in any court or other tribunal) the Employee from any and all claims, demands, actions, causes of action of any kind or nature, whether past or present, known or unknown, arising up to the date of this Release from or in any way related to Employee's employment, termination of employment or in any other way involving Employee, except any fraudulent or "wilful misconduct" by Employee; provided, however, that Releasees do not release Employee from any claims, demands, actions, causes of action of any kind or nature, whether past or present, known or unknown, contingent or incurred, arising up to or after the date of this Release under those agreements set forth on Attachment II; and, provided further, that Employee does not waive any of his defenses to the foregoing claims, demands or actions. For purposes of this Release, "wilful misconduct" shall mean any volitional, intentional or deliberate actions taken by Employee which involve illegality, violation of law, discrimination, moral turpitude or other similar actions.


COVENANTS OF EMPLOYEE:
---------------------

       6.  Resignation.  Employee agrees that he has voluntarily resigned as of
           -----------
the date hereof ("Resignation Date") as an officer and employee of Releasees, as a member of the Investment Committee of Weeks Corporation and as a member of the Chairman's Office of Weeks Corporation.

       7.  Release and Covenant Not to Assert Claims.   Employee hereby
           -----------------------------------------
knowingly and voluntarily releases and forever discharges and covenants not to sue (or request arbitration in any court or other tribunal) each and all of the Releasees, including all officers, directors, employees, agents, and attorneys, including those listed on Attachment I to this Release (also referred to in this Release as "Releasees"), collectively and severally, from any and all charges, claims, allegations, causes of action and liability whatsoever, which might or could have been filed in any state or federal court or with any administrative agency or commission, whether known or unknown, suspected or unsuspected, including any claim arising under the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. (S)621, et seq., the Employee Retirement Income
                                 ------
Security Act of 1974, as amended, and any other federal or state statute or regulation, for any and all legal and equitable remedies, relief, and results, including but not limited to salary, benefits, allowances, back pay, front pay, liquidated damages, punitive damages, compensatory damages, tort damages, contract damages, interest, restitution, attorneys' fees, expenses, costs, declaratory judgments, injunctive relief, hiring, employment, reemployment, recall, and reinstatement; provided, however, that Employee does not release Releasees from any claims, demands, actions, causes of action of any kind or nature, whether past or present, known or unknown, contingent or incurred, arising up to or after the date of this Release (i) under those agreements set forth on Attachment II, and (ii) under the 401(k) Plan maintained by Releasees; and, provided further, that Releasees do not waive any of their defenses to the foregoing claims, demands and actions. Employee also does not hereby waive any rights or claims under the ADEA that may arise after the date this Release is executed. In the event Employee institutes or is a party to any charge, claim, allegation or cause of action with respect to a released claim, the same will be dismissed immediately upon presentation of this Release.

       8.  Joint and Several Release.  Employee understands and agrees that the
           -------------------------
term "Releasees" as used in this Release shall be deemed to mean and have reference collectively, separately, and severally to each and all of the entities and persons defined as Releasees.

       9.  Release of Claims.  Employee understands and agrees that this Release
           -----------------
constitutes a complete, final, and binding settlement, release and covenant not to sue with respect to all claims he has against Releasees, including but not limited to all claims arising out of any oral or written contracts, agreements, partnerships, joint ventures, or employment relationships, currently in force, contemplated, or concluded between Employee and Releasees (including any officers, directors or employees of Releasees); provided, however, that Employee does not release Releasees from any claims, demands, actions, causes of action of any kind or nature, whether past or present, known or unknown, contingent or incurred, arising up to or after the date of this Release under those agreements set forth on Attachment II; and, provided further, that Releasees do not waive any of their defenses to the foregoing claims, demands and actions.

      10.  No Coercion.   Employee acknowledges he has had an opportunity to
           -----------
consult with his own attorney, and Employee acknowledges and agrees that he executed this Release knowingly and voluntarily and not as the result of duress, coercion, or mistake of law or fact.

      11.  Covenant Not to Assist Others Pursuing Claims.  Employee covenants
           ---------------------------------------------
that he will not affirmatively counsel or assist others in the prosecution of claims against Releasees (which have been released pursuant to the terms of this Release) whether on behalf of himself or others; although Employee may provide truthful testimony in response to a valid subpoena.

      12.  ADEA Waiver.  Employee hereby acknowledges and represents that he has
           -----------
had the opportunity to take a period of at least twenty-one (21) days to consider the terms of this Release; Releasees have advised Employee in writing to consult with an attorney prior to executing this Release; Employee has had an opportunity to seek the advice of an attorney of his choosing prior to executing this Release; and Employee has received good and valuable consideration to which he is otherwise not entitled in exchange for his execution of this Release, including, without limitation, the agreements and accommodations provided for in Sections 1 and 2 of this Release.

      13.  Revocation Period.  Employee and Releasees hereby acknowledge that
           -----------------
Employee may revoke this Release within seven (7) days from the date of the execution of this Release, and that this Release shall not become effective or enforceable until the eighth day after the Release has been executed, or January 6, 1997 ("Effective Date"). In the event Employee chooses to exercise his option to revoke this Release, Employee shall deliver a written revocation notice to A. Ray Weeks, Jr., Weeks Corporation, 4497 Park Drive, Norcross, Georgia 30093 (Fax No. 770/717-3310) which must be received no later than 5:00 pm. on the day before the Effective Date.

      14.  All Claims Waived.  Employee understands and agrees that the
           -----------------
agreements and accommodations provided for in Sections 1 and 2 of this Release include and encompass therein any and all claims with respect to attorneys' fees, costs, and expenses for or by any and all attorneys who have represented him, with whom he has consulted, or who have done anything in connection with the subject matter of this Release or any and all claims released herein.

     15.  Agreement to Cooperate.  Employee agrees that he will provide
          ----------------------
reasonable cooperation to and assist Releasees as reasonably requested so long as he is receiving payments pursuant to the Consulting Agreement regarding business matters as to which he has knowledge, including providing timely assistance in response to questions regarding projects and matters in which he was involved and documents and reports he created.

     16.  Understanding; Consultation with Attorney.  Employee hereby covenants
          -----------------------------------------
and agrees that he has read and fully understands the contents and the effect of this Release. Employee warrants and agrees that he has had an opportunity to seek the advice of his own attorney as to such content and effect and to have the terms of the Release explained to him by an attorney. Employee accepts each and all of the terms, provisions, and conditions of this Release, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Release.


MUTUAL COVENANTS:
----------------

     17.  Amendments to Noncompetition Agreement.  Each of Employee and the
          --------------------------------------
Releasees which are parties to that certain Noncompetition Agreement dated as of December 31, 1996 (the "Noncompetition Agreement"), a copy of which is attached hereto as Exhibit C, hereby agree to the following amendments and modifications
          ---------
to the Noncompetition Agreement:

          (a) Each and every reference in the Noncompetition Agreement to "Executive" is hereby deleted and replaced with "Consultant".

          (b) Section 1 of the Noncompetition Agreement is hereby amended by adding the following definition immediately after the defined term "Company":

          "Consulting Agreement" shall mean the Consulting Agreement, of even date herewith, between Consultant and Weeks Corporation.

          (c) Section 1 of the Noncompetition Agreement is hereby amended by deleting the definition of "Managerial Responsibilities" in its entirety and replacing it with the following:

          "Managerial Responsibilities" means managerial and supervisory responsibilities and duties of the kind contemplated by the Consulting Agreement, the Employment Agreement or otherwise substantially similar to those that Consultant has performed for the Company at any time during his employment by the Company or, in the event that Consultant's engagement by the Company is terminated, within two years immediately prior thereto.

          (d) Section 1 of the Noncompetition Agreement is hereby amended by deleting the definition of "Restricted Period" in its entirety and replacing it with the following:

          "Restricted Period" means from the Effective Date until the later of
          (a) December 31, 1999 or (b) one year following the end of Consultant's engagement by the Company, subject to the provisions of
          Section 4 hereof.

          (e) Section 3(d) of the Noncompetition Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               (d) At the termination of Consultant's engagement under the Consulting Agreement, Consultant shall return to the Company all documentation and other tangible materials in his possession containing the Company's Trade Secrets or Confidential Information.

          (f) Section 4 of the Noncompetition Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               4.  Adjustments to Restricted Period.  If Consultant's engagement
                   --------------------------------
          under the Consulting Agreement is terminated and such termination is a No Cause Termination or an Employee-Initiated Termination (as defined in the Consulting Agreement), the Restricted Period shall continue until what would have been (absent such termination) the end of Consultant's then current term of engagement under such Consulting Agreement.

          (g) Section 6 of the Noncompetition Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               6.  Restrictions In Addition to Consulting Agreement.  Consultant
                   ------------------------------------------------
          acknowledges that the restrictions, prohibitions and other provisions hereof shall be in addition to and not in substitution of the restrictions, prohibitions and other provisions of the Consulting Agreement, as such agreement shall be amended and supplemented from time to time.

          (h) Section 9 of the Noncompetition Agreement is hereby amended by adding the following provision immediately after Section 9(j):

               (k) Each of the parties hereto agrees that each and every reference in this Agreement to "employment by the Company" shall be deemed to include within its coverage both employment by the Company pursuant to the Employment Agreement and engagement by the Company pursuant to the Consulting Agreement.

          (i) Schedule A to the Noncompetition Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          Consultant will be permitted to continue to (i) serve as an officer and director of Lichtin, Inc., the general partner of the Harold S. Lichtin Family Limited Partnership, the purposes for which are limited to investment activities, (ii) serve as an officer and director of First Class Child Development Center, Inc., and (iii) develop an approximately 40,000 square foot office building on the site located on Edwards Mill Road, Raleigh, North Carolina.

     18.  Waiver Valid Notwithstanding Discovery of New Facts.  Employee and
          ---------------------------------------------------
Releasees further acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to the potential claims released by each other and they agree that, in such event, this Release shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

     19.  Agreement to Hold Harmless.  Employee and Releasees agree and covenant
          --------------------------
that, in the event this Release is breached by either party, the breaching party agrees to hold the nonbreaching party harmless, subject, in each case, to the arbitration provisions contained in Section 26 hereof.

     20.  No Liability and Confidentiality.  Employee and Releasees acknowledge
          --------------------------------
and recognize that the terms set forth in this Release are based on their mutual desire to resolve certain claims, contentions, and causes of action without the time and expense of contested litigation and the terms of this Release are in no way an admission or implication of any wrongdoing by either party. Accordingly, Employee and Releasees agree not to disclose any information whatsoever regarding either the substance or existence of any claims governed by the Release, or to disclose the existence or terms of the Release to anyone, including but not limited to any news media, other than his immediate family and legal and tax advisors, unless compelled to do so by a valid subpoena or government tax audit. Releasees further agree to provide Employee with copies of all press releases or other public announcements made with respect to Employee's termination of employment. If Employee or Releasees are subpoenaed or audited regarding this Release or Employee's employment with any of the Releasees, Employee and Releasees agree to give the other immediate written notice of the same. Employee shall provide such written notice to A. R. Weeks, Jr., or his successor.

     21.  Construction.  Each party has reviewed this Release, and, accordingly,
          ------------
agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in any interpretation of this Release.

     22.  Choice of Law and Jurisdiction. The parties mutually agree and
          ------------------------------
stipulate that this Release, and other documents incorporated by reference herein, including their validity and interpretation, shall be governed by the law of North Carolina.

     23.  Attorneys' Fees and Costs. Except as expressly provided in this
          -------------------------
Release, each party will bear his or its own attorneys' fees and costs.

     24.  Severability. In the event any provision of this Release should
          ------------
be held to be unenforceable, each and all of the other provisions of this Release shall remain in full force and effect.

     25.  No Assignment.  Employee represents and warrants that he has not
          -------------
heretofore assigned or transferred or purported to assign or transfer to any person or entity not a signatory to this Release any claim or matter herein released, disclaimed, discharged or terminated. In the event of such assignment or transfer of any claims or other matters herein released, discharged, terminated or disclaimed herein, Employee agrees to indemnify and hold harmless Releasees from and against any liability or loss, and for any cost or expense, including attorneys' fees, or judgment or settlement arising out of or occasioned by any such assignment or transfer.

     26.  Arbitration. If a dispute arises between the parties, then the parties
          -----------
agree that their respective representatives shall meet and consult in good faith and attempt to settle the dispute, within thirty (30) days of written notice thereof, as a condition precedent to the initiation of arbitration proceedings as set forth below.

     Any dispute, controversy, or claim arising out of or relating to this Release or the breach, termination or invalidity thereof, including claims of tortious interference or other tort or statutory claims, and including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by arbitration in accordance with the Employment Dispute Arbitration Rules of the American Arbitrators Association then in effect. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration under this Release shall be held in Raleigh, North Carolina, or at such other place as may be selected by mutual agreement of the parties.

     The arbitrator shall be mutually acceptable to the parties, or failing agreement, selected pursuant to the Employment Dispute Arbitration Rules of the American Arbitrators Association. The parties intend that the arbitrator shall be independent and impartial. To this end, the arbitrator shall disclose to the parties any professional, family, or social relationships, past or present, with any party or counsel.

     Strict rules of evidence shall not apply in any arbitration conducted pursuant to this Release. The parties may offer such evidence as they desire and the arbitrator shall accept such evidence as the arbitrator deems relevant to the issues and accord it such weight as the arbitrator deems appropriate. The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties. No party shall be allowed, however, to take more than one deposition of the opposing party and no deposition shall last longer than six (6) hours. All disputes regarding discovery shall be decided by the arbitrator.

     The arbitrator award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the arbitrator shall determine the respective rights and obligations of the parties according to the laws of the State of North Carolina or, if applicable, federal law. The arbitrator shall have the authority to award any remedy or relief that a federal or state court within the State of North Carolina could order or grant.

     Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties, pending the arbitrator's determination of the merits of the parties' dispute. This shall include orders of attachment, temporary restraining orders, injunctions, and appointment of a receiver. If the arbitrator issues such an order, either party may immediately apply to a court of competent jurisdiction for enforcement of the order, even though the arbitrator may not have rendered a final award.

     All fees and expenses of the arbitration, including the fees of the arbitrator and the expense of each parties' counsel, experts, witnesses and preparation and presentation of proofs, shall be paid by Releasees.

     Unless legally required to do so, neither party may disclose the existence, content, or results of any arbitration under this Release without the prior written consent of the other party, nor may the arbitrator disclose any such information without the consent of both parties. This provision shall apply to all aspects of the arbitration proceeding, including without limitation, discovery, testimony, other evidence, briefs, and the award.

     It is the specific intent of the parties that this arbitration clause be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq. ("FAA"); however, if this cause is unenforceable for any reason under the FAA, then the parties intend that it be governed by the provisions of the Uniform Arbitration Act, N.C. Gen. Stat. (SS) 1-567.1 through 1-567.20.

     Both Employee and Releasees represent and warrant they have read the foregoing Section 26, that they have had an opportunity to consult with and receive advice from legal counsel regarding the foregoing Section 26, and that they hereby forever waive all rights to assert that this Section 26 was the result of duress, coercion, or mistake of law or fact.

     _____ _____  (Initial of both parties in each space).

     27.  Whole Agreement.  This Release and the Attachments and Exhibits
          ---------------
annexed hereto constitute a single integrated contract expressing the entire agreement of the parties hereto. There are no agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except the agreements set forth in this Release. Employee hereby agrees that he has not relied on any representations, promises, or agreements of any kind made to Employee in connection with this Release except those expressly set forth in this Release.

     GIVEN under my hand and seal on this ______ day of December, 1997.


                                        ----------------------------------------
                                        HAROLD S. LICHTIN



                                        WEEKS CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SOLELY TO EVIDENCE ITS AGREEMENT
                                        TO SECTION 17 HEREOF:

                                        WEEKS REALTY, L.P., a Georgia limited
                                        partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership

                                        By:  Weeks GP Holdings, Inc.,
                                             General Partner


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                        WEEKS REALTY SERVICES, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        WEEKS CONSTRUCTION SERVICES, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        WEEKS LP HOLDINGS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        WEEKS GP HOLDINGS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                 VERIFICATION
                                 ------------


     Before me, the undersigned Notary Public, personally appeared HAROLD S. LICHTIN, who being known to me to be the said Employee and who by me being first duly sworn, deposes and says under oath that he has read the aforesaid Release; he is hereby signing such Release in my presence; and he has acknowledged to me before signing the same that he fully understands the terms, provisions, and conditions of such Release and voluntarily agrees and accepts such terms, provisions, and conditions.

     Sworn to and subscribed before me, this ___ day of December, 1997.

Sworn to and subscribed before me
this ___ day of December, 1997.



Notary Public

My commission expires:__________________

                                 ATTACHMENT I

Entities
--------

Weeks Corporation
Weeks GP Holdings, Inc.
Weeks LP Holdings, Inc.
Weeks Realty, L.P.
Weeks Construction Services, Inc.
Weeks Realty Services, Inc.
Weeks Development Partnership
Weeks Financing Limited Partnership
Weeks Tradeport Limited Partnership
Weeks Special Purpose, LLC
Weeks SPV Financing, LLC
Weeks NC Financing Limited Partnership
Weeks Highland Oaks Limited Partnership
Weeks/Skyland Joint Venture, L.P.